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                                                                     EXHIBIT 3.9

For Ministry Use Only                                 Ontario Corporation Number
Consumer and Commercial
Certificate                                                               953394

This is to certify that these
articles are effective on

August 16

Trans Code A
Line No. 0
Stat 0
Comp Type A
Method Incorp. 3
Share 8
Notice Req'd N
Jurisdiction Ontario

ARTICLES OF INCORPORATION STATUTE CONSTITUTIFS

1.   The name of the corporation is:  CLIMA MATE INC.

2. The address of the registered office is: Suite 4400, P.O. Box 95, Royal Trust Tower, Toronto-Dominion Centre, Toronto, Ontario M5K1G8, Municipality of Metropolitan Toronto in the Judicial District of York

3. Number (or minimum and maxium number) of directors is: A MINIMUM OF TWO AND A MAXIMUM OF FIVE

4. The first director(s) is/are: Arlene D. Wolfe, 64 Gerald Street, Willowdale, Ontario M2L 2M7 Resident Canadian State Yes or No Resident Canadian.

       Yes

5. Restrictions, if any on business the corporation may carry on or on powers the corporation may exercise.

       None

6. The classes and any maximum number of shares that the corporation is authorized to issue.

     The Corporation is authorized to issue an unlimited number of shares of one class which are hereby designated as common shares.
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7.   Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may issued in series:

       N/A

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

     (1) The number of shareholders of the Corporation, exclusive of persons in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted for such purposes as one shareholder.

     (2) No shares in the capital of the Corporation shall be transferred unless such transfer has either been approved by a resolution of the directors of the Corporation or consented to in writing by the then holders of not less than 60% of all of the shares of the Corporation which are then outstanding which then carry the right to vote in an election of directors.

     (3) Any invitation to the public to subscribe for securities of the Corporation is prohibited.

9.   Other provisions, if any, are:

          (1) The directors may from time to time, in such amounts and on such terms as they deem expedient:

               (a)  borrow money on the credit of the corporation;

               (b) issue, sell of pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the Corporation;

               (c) charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or money borrowed, or other debt or liability of the Corporation.

               The directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the directors all or any of the powers conferred on the directors above to such
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               extent and in such manner as the directors shall determine with respect to each such delegation.

          (2) For the purposes of the Special Corporate Powers Act of the Province of Quebec, and without in any way limiting the powers conferred upon the Corporation and its directors, for the purposes of securing any bonds, debentures or debenture stock which the Corporation is by law entitled to issue the Corporation may hypothecate, mortgage, pledges, cede or transfer any property, movable or immovable, present or future, which it may own in the Province of Quebec.

10.  The names and addresses of the incorporators are:


     Arlene D. Wolfe
     64 Gerald Street
     Willowdale, Ontario M2L 2M7

These Articles are signed in duplicate.


                                         ________________________
                                         Arlene D. Wolfe